UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 17, 2025
(Date of earliest event reported)
DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	DRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Performance-Based Restricted Stock Unit Award

On September 17, 2025, the independent directors of the Board of Directors of Darden Restaurants, Inc. (the “Company”) approved a new special equity grant for Ricardo Cardenas, President and Chief Executive Officer of the Company, under the Company’s Amended & Restated 2015 Omnibus Incentive Plan (the “2015 Plan”). Mr. Cardenas will receive a grant of performance stock units (“PSUs”) with a target dollar value of $17,000,000 (the “CEO Special PSU Award”) vesting on July 24, 2030 (the “Vesting Date”). The Company expects that the grant will be made on September 24, 2025 (the “Grant Date”), in accordance with the Company’s equity awards policy. The target number of PSUs granted to Mr. Cardenas will be determined based on the average closing stock price on the New York Stock Exchange for the two fiscal weeks ending before the week prior to the Grant Date (the “Target PSUs”). The number of PSUs that can be earned will range from 0% to 200% of the Target PSUs, based on the Company’s total shareholder return (“TSR”) relative to the TSR of the constituent companies on the S&P 500 index as of the Grant Date measured over the approximately five-year performance period. Subject to certain exceptions, the vesting of the PSUs is subject to Mr. Cardenas’ continued service with the Company through the Vesting Date.

The PSUs are subject to the terms of the 2015 Plan and the CEO Special PSU Award agreement, which agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference. The foregoing description of the terms of the CEO Special PSU Award is qualified in its entirety by reference to the full text of such award agreement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)    The Annual Meeting of Shareholders of the Company was held online via the internet at www.virtualshareholdermeeting.com/DRI2025 on September 17, 2025. On September 18, 2025, Peter W. Descovich, the independent Inspector of Election for the Annual Meeting, delivered to the Company his final, certified vote results.

(b)    The name of each director elected at the meeting, a brief description of each other matter voted upon, and the voting results, are provided below. At the Annual Meeting, the shareholders took the following actions:

(i)    Elected the following 9 directors to serve until the next annual meeting of shareholders or until his or her successor is elected and qualified.

Nominees	For	Withheld	Broker Non-Vote
Margaret Shân Atkins	92,266,349	2,578,162	11,310,458
Ricardo Cardenas	93,932,778	911,733	11,310,458
Juliana L. Chugg	90,385,073	4,459,438	11,310,458
James P. Fogarty	92,995,205	1,849,306	11,310,458
Cynthia T. Jamison	92,944,022	1,900,489	11,310,458
Daryl A. Kenningham	94,176,249	668,262	11,310,458
William S. Simon	90,810,730	4,033,781	11,310,458
Charles M. Sonsteby	92,660,417	2,184,094	11,310,458
Timothy J. Wilmott	93,428,911	1,415,600	11,310,458

(ii)    Approved a resolution providing advisory approval of the Company’s executive compensation.

For	90,743,641
Against	3,663,287
Abstain	437,583
Broker Non-Vote	11,310,458

(iii) Ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2026.

For	98,082,784

Against	7,935,531
Abstain	136,654
Broker Non-Vote	0

(iv) Did not approve the shareholder proposal requesting the Company disclose measurable targets for reducing greenhouse gas emissions.

For	12,101,216
Against	81,863,920
Abstain	879,375
Broker Non-Vote	11,310,458

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description of Exhibit
10.1	Form of Special Performance Stock Unit Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Matthew R. Broad
Matthew R. Broad
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Date: September 19, 2025
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